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                                                                    EXHIBIT 11.2

                            APPLIEDTHEORY CORPORATION

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                                THREE MONTHS ENDED
                                                                                  JUNE 30, 1998
                                                                                  -------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                                    11,032,876
       Weighted average shares issued during three months
       ended June 30, 1998 (7,875 shares)                                                5,332
                                                                                  -------------
                                                                                    11,038,208
                                                                                  =============

Net loss                                                                          $( 1,444,000)
                                                                                  =============

Loss per share attributable to common stockholders                                $      (0.13)
                                                                                  =============
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(1)  For a discussion of loss per share, see Note B of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 1999.